EXHIBIT 99.2: SIGNATURES AND ADDRESSES OF OTHER REPORTING PERSONS
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Name: APPALOOSA PARTNERS INC.
Address:  26 Main Street
          Chatham, NJ  07928

Designated Filer:  David A. Tepper

By:  /s/ David A. Tepper                September 16, 2003
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     David A. Tepper                    Date
     Title: President

Name: APPALOOSA MANAGEMENT L.P.
Address:  c/o Appaloosa Partners Inc.
26 Main Street
Chatham, NJ  07928

Designated Filer:   David A. Tepper

By: APPALOOSA PARTNERS INC.,
    Its General Partner

By:  /s/ David A. Tepper                September 16, 2003
     -----------------------------------------------------
     David A. Tepper                    Date
     Title: President

APPALOOSA INVESTMENT LIMITED PARTNERSHIP I
Address:  c/o Appaloosa Partners Inc.
26 Main Street
Chatham, NJ  07928

Designated Filer:   David A. Tepper

By: APPALOOSA MANAGEMENT L.P., its General Partner
    By: APPALOOSA PARTNERS INC., its General Partner

By:  /s/ David A. Tepper                September 16, 2003
     -----------------------------------------------------
     David A. Tepper                    Date
     Title: President

PALOMINO FUND LTD.
Address: c/o Appaloosa Partners Inc.
         26 Main Street
         Chatham, NJ  07928

Designated Filer:   David A. Tepper

By:  APPALOOSA Management L.P., its Investment Advisor
     By: Appaloosa Partners Inc., its General Partner

By:  /s/ David A. Tepper                September 16, 2003
     -----------------------------------------------------
     David A. Tepper                    Date
     Title: President